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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           -------------------------

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 4, 2000
                               (Date of Report)

                         WATCHGUARD TECHNOLOGIES, INC.
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              (Exact Name of Registrant as Specified in Charter)


             Delaware                   000-26819               91-1712427
  (State or Other Jurisdiction    (Commission File No.)       (IRS Employer
        of Incorporation)                                  Identification No.)

         505 Fifth Avenue South, Suite 500, Seattle, Washington 98104 (Address of Principal Executive Offices, including Zip Code)

                                (206) 521-8340
             (Registrant's Telephone Number, Including Area Code)
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       316 Occidental Avenue South, Suite 200, Seattle, Washington 98104
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

          On October 4, 2000, WatchGuard Technologies Inc., a Delaware corporation, acquired Qiave Technologies Corporation, a Massachusetts corporation, pursuant to an Agreement and Plan of Merger among WatchGuard, Qiave, Logan Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of WatchGuard, and John J. Danahy, Timothy Donnelly, Larry Rose and Ryan Berg. Pursuant to the merger agreement, Logan Acquisition Corporation merged with and into Qiave, with Qiave as the surviving corporation. The merger will be accounted for as a purchase.

          Qiave is an emerging provider of advanced digital information security for internetworked Windows NT(TM) and Windows 2000(TM) computing environments. QSecure from Qiave surpasses traditional intrusion detection technology to provide digital information protection through Qiave's LockSolid architecture (patents pending). WatchGuard's acquisition of Qiave enhances WatchGuard's capability to protect Web and application servers from hackers targeting public content residing behind an organization's firewall.

          Under the terms and conditions of the merger agreement, WatchGuard issued to Qiave stockholders 1,292,997 shares of WatchGuard common stock valued at approximately $66,000,000 based on the closing price of WatchGuard's common stock the day before the consummation of the merger. In addition, all outstanding options to purchase shares of Qiave common stock outstanding at the effective time of the merger were assumed by WatchGuard and converted into options to purchase 100,856 shares of WatchGuard's common stock at a weighted average exercise price of $0.46 per share.

          Under the terms of the merger agreement, the Qiave stockholders have agreed to indemnify and hold WatchGuard, the surviving corporation and each of their officers, directors and affiliates harmless from and against, among other things, any damages WatchGuard suffers from (a) any inaccuracy or misrepresentation in the representations and warranties made by Qiave or any stockholder in the merger agreement or any related agreements and (b) any failure by Qiave or any stockholders to perform or comply with any covenant or requirement in the merger agreement or related agreements. A total of 134,447 shares of WatchGuard's common stock issued in connection with the merger have been deposited with an escrow agent for a term of one year to secure the indemnification obligations.

          The WatchGuard shares issued to Qiave stockholders were issued pursuant to the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act of 1933. Following the merger, pursuant to a registration rights agreement, WatchGuard will file a registration statement with the SEC to register the resale of the shares of WatchGuard common stock issued in connection with the Merger.

          Copies of the merger agreement and the registration rights agreement are filed as exhibits 2.1 and 10.1 to this report and are incorporated into this report by reference. This summary of the provisions of these agreement is not complete, and you should refer to the exhibits for copies of the actual agreements.
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Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

        (a)   Financial Statements of Business Acquired

        The required financial statements with respect to Qiave are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the financial statements will be filed by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

        (b)   Pro Forma Financial Information

        The required pro forma financial statements with respect to Qiave and WatchGuard are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the pro forma financial statements will be filed by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

        (c)   Exhibits

              2.1 Agreement and Plan of Merger dated as of October 4, 2000 by and among WatchGuard Technologies, Inc., Qiave Technologies Corporation, Logan Acquisition Corporation, and John J. Danahy, Timothy Donnelly, Larry Rose and Ryan Berg.

              10.1 Registration Rights Agreement dated as of October 4, 2000 by and among WatchGuard Technologies, Inc. and each of the stockholders of Qiave Technologies Corporation.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WATCHGUARD TECHNOLOGIES, INC.


Date: October 19, 2000               By: /s/ Steven N. Moore
                                         --------------------------------------
                                         Steven N. Moore
                                         Executive Vice President of Finance,
                                         Chief Financial Officer, Secretary and
                                         Treasurer
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                                INDEX TO EXHIBITS

Exhibit
Number     Description
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2.1        Agreement and Plan of Merger dated as of October 4, 2000 by and among
           WatchGuard Technologies, Inc., Qiave Technologies Corporation, Logan Acquisition Corporation, and John J. Danahy, Timothy Donnelly, Larry Rose and Ryan Berg.

10.1 Registration Rights Agreement dated October 4, 2000 by and among WatchGuard Technologies Inc. and each of the stockholders of Qiave Technologies Corporation.